BY-LAWS

OF

HARRIS & HARRIS GROUP, INC.

(as amended and restated as of August 2, 2012)

ARTICLE I

OFFICES

SECTION 1.                  PRINCIPAL OFFICE. The principal office of the corporation shall be located in the City, County and State of New York.

SECTION 2.                  OTHER OFFICES. The corporation may have other offices and places of business, within or without the State of New York, as shall be determined by the directors.

ARTICLE II

SHAREHOLDERS

SECTION 1.                  PLACE OF MEETINGS. Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the directors and stated in the notice of the meeting.

SECTION 2.                  ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the date selected by the Board of Directors in each calendar year.1

SECTION 3.                  NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

SECTION 4.                  SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by only the Chairman, the Chief Executive Officer or a majority of the entire Board of Directors then in office.2

SECTION 5.                  NOTICE OF SPECIAL MEETING. Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

1 As amended at the April 30, 1984, special directors' meeting.

2 As amended at the August 2, 2012, board of directors’ meeting.

SECTION 6.                  QUORUM. At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

SECTION 7.                  VOTING. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate or Incorporation, shall have one vote for each share of stock registered in his name.

SECTION 8.                  ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 9.                  ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Whenever by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

SECTION 10.              NOTICE OF SHAREHOLDER NOMINEES. 3 Subject to the rights of holders of any class or series of shares having a preference over the common shares as to dividends or upon liquidation, only persons who are nominated in accordance with the following procedures set forth in these By-Laws shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 10.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

3 As amended at the August 2, 2012 board of directors’ meeting.

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To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (i) with respect to an annual meeting of shareholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) with respect to a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which the corporation’s notice of the date of the meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder's notice to the Secretary must set forth (i) the name and record address (as they appear on the books of the corporation) of the shareholder who intends to make such nomination, and the name and address of any beneficial owner on whose behalf the proposal is made; (ii) the name, age, business and residence addresses and principal occupation of each person to be nominated and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by each person to be nominated; (iii) as to the shareholder giving the notice, (A) the class, series and number of all shares of the corporation that are owned of record or beneficially by such shareholder or any such beneficial owner; (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the class, series and number of shares of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates with respect to the shares of the corporation, (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any such beneficial owner or any of their respective affiliates or associates with respect to the shares of the corporation, (E) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, and (F) a representation that such shareholder will notify the corporation in writing of the information required in clauses (A) through (E), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (iv) a description of all arrangements and understandings between such shareholder or any such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder (together with information for any such other persons covering the matters set forth in clause (iii)); (v) such other information relating to all persons described in this paragraph that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission or other applicable law; (vi) whether such shareholder believes any proposed nominee is, or is not, an “interested person” of the corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder; (vii) the written consent of each proposed nominee to be named as a nominee and to serve as a director of the corporation if elected, together with an undertaking, signed by each proposed nominee, to furnish to the corporation a completed, signed questionnaire and any other information the corporation may request upon the advice of counsel for the purpose of determining such proposed nominee’s eligibility and suitability to serve as a director or required disclosure with respect to his serving as a director; (viii) a description of any business, monetary or other material relationship between the shareholder or any such beneficial owner, or any of their affiliates or associates, and the proposed nominee, or any of his affiliates or associates, during the past three years and of any voting commitments with respect to the corporation to which the nominee is or will be subject; and (ix) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice.

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No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 10. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.4

SECTION 11.              NOTICE OF SHAREHOLDER BUSINESS. No business (other than nominations for the election of directors, if made in compliance with the preceding Section 10) may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) a proper matter for shareholder action and otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11. This Section 11 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above.

4 As amended at the August 2, 2012, directors’ meeting.

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To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and, if such business includes a proposal to amend either the certificate of incorporation or these by-laws, the text of the proposed amendment, (ii) the name and record address (as they appear on the books of the corporation) of the shareholder proposing such business and the name and address of any beneficial owner on whose behalf the proposal is made; (iii) (A) the class, series and number of all shares of the corporation that are owned of record or beneficially by such shareholder or any such beneficial owner, (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the class, series and number of shares of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates with respect to the shares of the corporation, (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any such beneficial owner or any of their respective affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of their respective affiliates or associates with respect to the shares of the corporation, (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, and (F) a representation that such shareholder will notify the corporation in writing of the information required in clauses (A) through (E), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of all arrangements or understandings between such shareholder or any such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and of any material interest of such shareholder or any such beneficial owner or any other persons in such business (together with information for any such other persons covering the matters set forth in clause (iii)); (v) such other information relating to the proposal that is required to be disclosed in solicitations pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission or other applicable law; and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.5

5 As amended at the August 2, 2012, directors’ meeting.

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No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III

DIRECTORS

SECTION 1.                  NUMBER. The number of directors of the corporation shall be determined from time to time by resolutions of the directors, who shall hold office for the term of one year and until their successors are duly elected and qualify. The number of directors may be less than three when all of the shares are owned by less than three shareholders, but in such event the number of directors may not be less than the number of shareholders. Directors need not be shareholders.

SECTION 2.                  POWERS. The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do such lawful acts and things except as are by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

SECTION 3.                  MEETING, QUORUM, ACTION WITHOUT MEETING. Meetings of the Board of Directors may be held at any place, either within or outside the State of New York, provided a quorum be in attendance. Except as may be otherwise provided by the Certificate of Incorporation or by the Business Corporation Law, a majority of the directors in office shall constitute a quorum at any meeting of the Board of Directors and the vote of a majority of a quorum of directors shall constitute the act of the Board of Directors.

The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board of Directors. The Chairman of the Board of Directors may call, and at the request of any two directors must call, a special meeting of the Board of Directors, three days notice of which shall be given by overnight United States Mail or by Federal Express or any other private overnight courier service, or two days notice of which shall be given personally or by telephone, telecopier or telefax (or similar communications equipment), telegram, cable or electronic mail, to each director.6

6 As amended at the November 17, 1988, and at the August 2, 2012, directors' meeting.

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Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board of Directors or Committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time; provided however, this Section 3 does not apply to any action of the Board of Directors pursuant to the Investment Company Act that requires the vote of the Board of Directors to be cast in person at a meeting. Participation by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time shall constitute presence in person at the meeting.7

Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or Committee shall be filed with the minutes of the meetings of the Board of Directors or Committee.

SECTION 4.                  VACANCIES, REMOVAL. Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) for cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, represented in person or by proxy, at any special meeting of the shareholders or by written consent of all of the shareholders entitled to vote, or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors. Shareholders may not remove directors without cause. A vacancy or vacancies occurring from such removal may be filled at a special meeting of shareholders called for such purpose or at a regular or special meeting of the Board of Directors.

SECTION 5.                  COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

7 As amended at the April 25, 1989, and at the August 2, 2012, directors' meeting.

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ARTICLE IV

OFFICERS

SECTION 1.                  EXECUTIVE OFFICERS. The executive officers of the corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors, who shall hold office at the pleasure of the Board of Directors. All terms for officers shall commence for the year on the day of the annual meeting of shareholders for that year. No one person may serve simultaneously as both President and Secretary of the corporation, but any two or more other offices may be held simultaneously by the same person. All vacancies occurring among any of the officers shall be filled by the Board of Directors.8

SECTION 2.                  OTHER OFFICERS. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

SECTION 3.                  THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors may be, but need not be, a person other than the chief executive officer of the corporation. The Chairman of the Board of Directors may be, but need not be, an officer or employee of the corporation. While the Board of Directors is not in session, the Chairman shall have general management and control of the business and affairs of the corporation. He shall also preside at all meetings of the Board of Directors, and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.9

SECTION 4.                  THE PRESIDENT. The President, who may but need not be a director, shall, in the absence of a Chairman of the Board, preside at all meetings of the shareholders and directors. He shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board. If the Board elects a Chief Executive Officer, such person shall, in the absence of a Chairman of the Board, preside at all meetings of the shareholders and directors.10

SECTION 5.                  THE VICE-PRESIDENT. The Vice-President, the Senior Vice President or Executive Vice President, if one or more be elected, shall exercise such powers and perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.11

SECTION 6.                  THE TREASURER. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board of Directors.

8 As amended at the November 17, 1988, directors' meeting and at the August 2, 2012, directors’ meeting.

9 As amended at the November 17, 1988, directors' meeting and at the August 2, 2012, directors’ meeting.

10 As amended at the November 17, 1988, directors' meeting and at the August 2, 2012, directors’ meeting.

11 As amended at the November 17, 1988, directors' meeting and at the August 2, 2012, directors’ meeting.

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SECTION 7.                  THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices to shareholders and directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board of Directors may direct, and he shall perform all other duties incident to the office of Secretary.

SECTION 8.                  SALARIES. The salaries and other compensation of all executive officers shall be fixed by the Board of Directors, or by any committee designated from among the directors (in accordance with Article III, Section 5, of these By-Laws) to handle such compensation matters, and the fact that any officer is a director shall not preclude him from receiving a salary and other compensation as an officer, or from voting upon the resolution providing the same.12

ARTICLE V

CAPITAL STOCK

SECTION 1.                  FORM AND EXECUTION OF CERTIFICATES. Certificates of stock shall be in such form as required by the Business Corporation Law of New York and as shall be adopted by the Board of Directors or shall be uncertificated shares. Certificates shall be numbered and registered in the order issued; shall be signed by the Chairman or a Vice-Chairman of the Board of Directors (if any) or by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.13

SECTION 2.                  TRANSFER. Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and in the case of certificated shares upon surrender of the certificate or certificates for such shares properly assigned for transfer.14

SECTION 3.                  LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against any loss or liability by reason of the issuance of such new certificates.

12 As amended by the Unanimous Written Action by Board of Directors dated June 9, 1992.

13 As amended at the August 2, 2012, directors’ meeting.

14 As amended at the August 2, 2012, directors’ meeting.

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SECTION 4.                  RECORD DATE. In lieu of closing the books of the corporation, for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date, not exceeding sixty days, nor less than ten days, as the record date for any such determination of shareholders.

ARTICLE VI

MISCELLANEOUS

SECTION 1.                  DIVIDENDS. The Board of Directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

SECTION 2.                  SEAL. The Board of Directors shall provide a suitable corporate seal and shall be used as authorized by the By-Laws.

SECTION 3.                  FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

SECTION 4.                  CHECKS, NOTES, ETC. Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Board of Directors.

SECTION 5.                  NOTICE AND WAIVER OF NOTICE. Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telecopier or telefax (or similar communications equipment), telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.15

15 As amended at the November 17, 1988, directors' meeting.

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SECTION 6.                  INDEMNIFICATION. The corporation shall, to the fullest extent permitted by applicable law, including the Investment Company Act, as the same exists or may hereafter be in effect, indemnify any person, made or threatened to be made, a party to, or who is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of the corporation, or serves or served or has agreed to serve any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with such action or proceeding, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer from which there is no further appeal establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any action or proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer serves or served or agreed to serve at the request of the corporation shall be included in the actions for which directors and officers will be indemnified under the terms of this Section 6. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with the provisions of applicable law. Notwithstanding the foregoing, except with respect to a suit to enforce rights to indemnification or advancement of expenses under this Section 6, the corporation shall be required to indemnify a director or officer under this Section 6 in connection with any suit (or part thereof) initiated by such person only if such suit (or part thereof) was authorized by the Board of Directors.

The corporation may indemnify any person to whom the corporation is permitted by applicable law or these By-Laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or any other law or these By-Laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Section 6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, resolution of shareholders or directors or otherwise.

The right to indemnification conferred by the first paragraph of this Section 6, and any indemnification extended under the second paragraph of this Section 6, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Section 6, to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto. The benefits of this Section 6 shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Section 6.16

16 As amended by the Unanimous Written Action by Board of Directors dated June 9, 1992, and at the August 2, 2012, directors’ meeting.

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SECTION 7.                  INVESTMENT COMPANY ACT CONTROLS. If and to the extent that any provision of the New York Business Corporation Law or any provision of the Certificate of Incorporation of the corporation or these By-Laws conflicts with any provision of the Investment Company Act of 1940, as amended, the applicable provision of the Investment Company Act shall prevail.17

ARTICLE VII

AMENDMENTS

SECTION 1.                  BY SHAREHOLDERS. These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, represented either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.18

SECTION 2.                  BY DIRECTORS. The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.

17 As amended at the August 2, 2012, directors’ meeting.

18 As amended at the August 2, 2012, directors’ meeting.

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BY-LAWS

OF

HARRIS & HARRIS GROUP, INC.

I certify that the following By-Laws, consisting of twelve pages, each of which I have initialed for identification, are the By-Laws:

(1)               Adopted, as contemplated by Section 601(a) of the New York Business Corporation Law, as amended, for and on behalf of the shareholders of Harris & Harris Group, Inc. (the "corporation"), by a written action signed by the corporation's sole incorporator and dated as of December 1, 1981;

(2)               Approved and adopted by the corporation's Board of Directors by a unanimous written consent in lieu of an organizational meeting dated as of December 1, 1981; and

(3)               As amended by the corporation's Board of Directors (a) at its March 23, 1984, special meeting; (b) by a unanimous written consent of directors dated as of April 13, 1984; (c) at its April 30, 1984, special meeting; (d) at its July 9, 1984, meeting; (e) at its October 19, 1984, meeting; (f) at its July 11, 1985, meeting; (g) at its November 17, 1988, meeting; (h) at its April 25, 1989, meeting; (i) by a unanimous written consent of directors dated June 9, 1992; (j) by a unanimous written consent of directors dated October 19, 1992; and (k) at its August 2, 2012 meeting.

/s/ Sandra M. Forman

Sandra M. Forman
Corporate Secretary

Dated: August 2, 2012